Exhibit 99.2

This Statement on Form 3 is filed by:  (i) Queso Holdings, Inc., (ii) AP VIII Queso Holdings, L.P., (iii) Apollo Management VIII, L.P., (iv) AIF VIII Management, LLC, (v) Apollo Management, L.P., (vi) Apollo Management GP, LLC, (vii) Apollo Management Holdings, L.P., and (viii) Apollo Management Holdings GP, LLC

Name of Designated Filer:  Apollo Management Holdings GP, LLC

Date of Event Requiring Statement:  February 14, 2014

Issuer Name and Ticker or Trading Symbol:  CEC Entertainment, Inc. [CEC]

QUESO HOLDINGS, INC.

By:	/s/ Laurie D. Medley
Laurie D. Medley
Vice President

AP VIII QUESO HOLDINGS, L.P.

By:	Apollo Advisors VIII, L.P.
its general partner

By:	Apollo Capital Management VIII, LLC
its general partner

	By:	/s/ Laurie D. Medley
Laurie D. Medley
Vice President

APOLLO MANAGEMENT VIII, L.P.

By:	AIF VIII Management, LLC
its general partner

By:	/s/ Laurie D. Medley
Laurie D. Medley
Vice President

AIF VIII MANAGEMENT, LLC

By:	s/ Laurie D. Medley
Laurie D. Medley
Vice President

APOLLO MANAGEMENT, L.P.

By:	Apollo Management GP, LLC
its general partner

By:	s/ Laurie D. Medley
Laurie D. Medley
Vice President

APOLLO MANAGEMENT GP, LLC

By:	s/ Laurie D. Medley
Laurie D. Medley
Vice President

APOLLO MANAGEMENT HOLDINGS, L.P.

By:	Apollo Management Holdings GP, LLC
its general partner

By:	s/ Laurie D. Medley
Laurie D. Medley
Vice President

APOLLO MANAGEMENT HOLDINGS GP, LLC

By:	s/ Laurie D. Medley
Laurie D. Medley
Vice President